Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: michelle.esterman@altisource.lu

ALTISOURCE ANNOUNCES SECOND QUARTER RESULTS

Luxembourg, Luxembourg, 26 July 2012

Altisource™ (NASDAQ: ASPS) today reported net income attributable to Altisource of $28.1 million or $1.13 per diluted share for the three months ended June 30, 2012, an increase in net income and diluted earnings per share from the three months ended June 30, 2011 of 110% and 117%, respectively.  This compares with net income attributable to Altisource of $13.4 million or $0.52 per diluted share for the three months ended June 30, 2011. Service revenue was $118.1 million for the three months ended June 30, 2012, a 63% increase when compared to the three months ended June 30, 2011.

The increase in net income is primarily from stronger service revenue growth in the higher margin Mortgage Services segment relative to the other segments.  This was driven by the servicing portfolio growth experienced by the Company’s largest customer, Ocwen Financial Corporation (“Ocwen”) and expanded capture rate of Ocwen’s default related business.

Second quarter highlights include:

•                  Average loans serviced by Ocwen, on the REALServicing® platform were 0.7 million for the quarter

•                  Cash flows from operations for the quarter were $26.3 million representing $0.22 for every dollar of service revenue

•                  Over 7,000 REO assets were sold through the Company’s web based portal during the quarter

•                  Origination related service revenue increased 73% to $8.3 million in the quarter compared to the second quarter of 2011

Gross profit as a percentage of service revenue improved to 44% for the three months ended June 30, 2012 compared to 42% for the three months ended June 30, 2011.  The increase is primarily from the higher level of service revenue growth in the higher margin Mortgage Services segment relative to the other segments.

Income from operations as a percentage of service revenue improved to 27% for the three months ended June 30, 2012 compared to 22% for the three months ended June 30, 2011.  In addition to the gross profit margin expansion, operating income margin also improved from the stabilization of selling, general and administrative expenses on higher service revenue.

Stock Repurchase Update

In May 2012, the Company’s shareholders approved a new stock repurchase program, which replaces the previous stock repurchase program. Under the new plan, the Company is authorized to purchase up to 3.5 million shares of common stock in the open market. Since no common stock was repurchased during the second quarter of 2012, 3.5 million shares of common stock remain available for repurchase under the plan.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss second quarter results. A link to the live audio webcast will be available on the Company’s website through the Investor Relations home page. Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call.

About Altisource

Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) is a global provider of services focused on high-value, technology-enabled knowledge-based solutions principally related to real estate and mortgage portfolio management, asset recovery and customer relationship management. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except per share data)

Financial Results

Results of operations for the three and six months ended June 30, 2012 and 2011 are as follows:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Service revenue
Mortgage Services	$89,999	$45,513	$169,319	$88,853
Financial Services	16,057	17,213	33,817	36,133
Technology Services	17,886	13,572	34,908	26,288
Eliminations	(5,823)	(3,794)	(11,456)	(7,040)
	118,119	72,504	226,588	144,234
Reimbursable expenses	24,815	19,459	53,520	35,100
Non-controlling interests	1,271	1,305	3,163	2,604
Total revenue	144,205	93,268	283,271	181,938
Cost of revenue	67,923	43,638	130,978	82,946
Reimbursable expenses	24,815	19,459	53,520	35,100
Gross profit	51,467	30,171	98,773	63,892
Selling, general and administrative expenses	19,018	13,904	36,033	30,158
Income from operations	32,449	16,267	62,740	33,734
Other (expense) income, net	(321)	270	(672)	614
Income before income taxes and non-controlling interests	32,128	16,537	62,068	34,348
Income tax provision	(2,776)	(1,847)	(5,595)	(3,534)
Net income	29,352	14,690	56,473	30,814
Net income attributable to non-controlling interests	(1,271)	(1,305)	(3,163)	(2,604)
Net income attributable to Altisource	$28,081	$13,385	$53,310	$28,210

Earnings per share:
Basic	$1.20	$0.54	$2.28	$1.14
Diluted	$1.13	$0.52	$2.15	$1.09

Weighted average shares outstanding:
Basic	23,316	24,625	23,353	24,734
Diluted	24,846	25,773	24,850	25,851

Transactions with related parties:
Revenue	$88,153	$53,694	$170,933	$102,484
Selling, general and administrative expenses	$606	$455	$1,180	$846

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	June 30, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$45,159	$32,125
Accounts receivable, net	70,321	52,005
Prepaid expenses and other current assets	5,745	5,002
Deferred tax assets, net	2,730	1,133
Total current assets	123,955	90,265

Premises and equipment, net	41,162	25,600
Deferred tax assets, net	4,460	4,373
Intangible assets, net	60,634	64,950
Goodwill	14,915	14,915
Investment in equity affiliate	13,891	14,470
Other assets	8,710	9,586

Total assets	$267,727	$224,159

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses	$50,740	$44,867
Capital lease obligations — current	518	634
Other current liabilities	10,228	9,939
Total current liabilities	61,486	55,440

Capital lease obligations — non-current	—	202
Other non-current liabilities	2,502	2,574

Commitments and contingencies

Equity:
Common stock ($1.00 par value; 100,000 shares authorized; 25,413 shares issued and 23,319 outstanding as of June 30, 2012; 25,413 shares issued and 23,405 outstanding as of December 31, 2011)	25,413	25,413
Additional paid-in-capital	84,121	83,229
Retained earnings	175,074	126,161
Treasury stock, at cost (2,094 shares as of June 30, 2012 and 2,008 shares as of December 31, 2011)	(82,414)	(72,048)
Altisource equity	202,194	162,755

Non-controlling interests	1,545	3,188
Total equity	203,739	165,943

Total liabilities and equity	$267,727	$224,159